UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

UNITED NATURAL FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

On December 8, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of United Natural Foods, Inc., a Delaware corporation (the “Company”) and each of Steven L. Spinner, Mark E. Shamber and Joseph J. Traficanti agreed to eliminate the obligation of the Company to make “gross up” payments to each of these executives for excise tax obligations payable by the executive upon termination of the executive’s employment with the Company following a change in control of the Company.  Messrs. Spinner, Traficanti and Shamber are the only executives of the Company that were a party to an agreement with the Company providing for “gross up” payments for excise tax obligations payable by the executive following a change in control of the Company.

On December 8, 2010, the Committee also adopted the following policy concerning “gross up” payments for excise tax obligations payable by executives upon termination of employment following a change in control of the Company:

“It is the policy of the Company not to enter into new or amended agreements which provide for “gross ups” for excise tax obligations payable by executives of the Company upon termination of employment following a change in control of the Company.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

	By:	/s/ Joseph J. Traficanti
	Name:	Joseph J. Traficanti
	Title:	Senior Vice President, General Counsel
and Chief Compliance Officer

Date: December 9, 2010